UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

SELLAS LIFE SCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee previously paid with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. (the “Company”) to be held at 8:30 a.m. Eastern Time on June 20, 2023 (the “2023 Annual Meeting”), unless postponed or adjourned to a later date. We will hold the 2023 Annual Meeting virtually via the Internet as a web conference at www.meetnow.global/M46V2FV. You will not be able to attend the 2023 Annual Meeting in person. Please refer to the proxy materials for more information on how to access the 2023 Annual Meeting.
The enclosed Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the 2023 Annual Meeting, which are described in more detail in the enclosed Proxy Statement. Our Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5 as set forth in the Proxy Statement.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet instead of a printed copy of proxy materials, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 5, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022. The Notice will also provide instructions on how to vote via the Internet as well as by telephone or mail.
We hope you will be able to attend the 2023 Annual Meeting. Whether you plan to attend the 2023 Annual Meeting or not, it is important that you cast your vote. When you have finished reading the Proxy Statement, we urge you to submit your vote so that your shares will be represented and voted at the 2023 Annual Meeting, whether or not you can attend.
On behalf of the Board and the management team, we thank you for your ongoing support of, and continued interest in, SELLAS Life Sciences Group, Inc.
Very truly yours,

Angelos M. Stergiou, M.D., Sc.D. h.c.
President and Chief Executive Officer

SELLAS LIFE SCIENCES GROUP, INC.
Times Square Tower, 7 Times Square, Suite 2503
New York, New York 10036
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of SELLAS Life Sciences Group, Inc.:
You are invited to attend the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”) of SELLAS Life Sciences Group, Inc. (“SELLAS,” “we,” “us,” “our,” or “Company”) on June 20, 2023, at 8:30 a.m. Eastern Time. The 2023 Annual Meeting will be held exclusively online via the Internet as a live webcast at www.meetnow.global/M46V2FV. There is no physical location for the 2023 Annual Meeting. For further information about the virtual annual meeting, please review the proxy materials beginning on page 1 below.
The 2023 Annual Meeting will be held for the following purposes:
1.
To elect two (2) Class I directors to serve on our Board of Directors for a three-year term expiring on the date on which our annual meeting of stockholders is held on 2026;

2.
To ratify the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.
To approve an amendment to the Company’s 2019 Equity Incentive Plan (the “2019 Equity Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2019 Equity Plan by 3,000,000 shares and to delete the reference to the evergreen provision which expired on January 2, 2023 from the 2019 Equity Plan;

4.
To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

5.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

6.
To transact such other business as may be properly brought before the annual meeting and any adjournment or postponement thereof.

The proposals are described in more detail in this Proxy Statement, which we encourage you to read carefully and in its entirety before voting.
The close of business on April 25, 2023 has been fixed as the record date for determining those holders of SELLAS common stock entitled to receive notice of and vote at the 2023 Annual Meeting or any adjournment or postponement thereof. Accordingly, only record holders of SELLAS common stock at the close of business on that date are entitled to notice of and to vote at the 2023 Annual Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the 2023 Annual Meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 20, 2023:   SELLAS’ Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) are available at www.envisionreports.com/SLS. To access these proxy materials, please follow the instructions found on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card.
Your vote is important regardless of the number of shares of common stock you own. Whether or not you expect to attend the 2023 Annual Meeting, please submit your proxy by Internet, telephone or mail by following the instructions found on the Notice or proxy card so that your shares of common stock may be represented and voted at the 2023 Annual Meeting.

Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in the Company.
By Order of the Board of Directors,

Barbara A. Wood
Executive Vice President, General Counsel and Corporate Secretary
New York, New York
April 28, 2023

Questions And Answers About These Proxy Materials And Voting	2
Security Ownership Of Certain Beneficial Owners And Management	10
Management And Corporate Governance	11
Board of Directors	11
Independence of the Board of Directors	13
Board Leadership Structure	14
Role of the Board in Risk Oversight	14
Corporate Governance Guidelines	14
Committees of the Board of Directors and Meeting Attendance	15
Policy Prohibiting Pledges	20
Stockholder Communications with the Board of Directors	20
Code of Ethics	20
Executive Officers	21
Biographical Information Regarding Executive Officers	21
Executive Officer And Director Compensation	23
Summary Compensation Table	23
Narrative Disclosure To Summary Compensation Table	24
Potential Payments Upon Termination or Change of Control	26
Outstanding Equity Awards At 2022 Fiscal Year-End	28
Pay versus Performance	29
Director Compensation	32
Director Compensation Policy	32
Securities Authorized for Issuance Under Equity Compensation Plans	33
Related Person Transactions Policy and Procedures	33
Proposal 1: Election of Directors	35
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	36
Principal Accountant Fees and Services	36
Pre-Approval Procedures	37
Proposal 3: To Approve Amendment to the Company’s 2019 Equity Incentive Plan	38
Proposal 4: To Approve Amendment to our Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	44
Proposal 5: To Approve, On a Non-Binding, Advisory Basis, The Compensation of Our Named Executive Officers	45
Other Matters	46
Appendix A	47
Appendix B	63

i

SELLAS LIFE SCIENCES GROUP, INC.
Times Square Tower, 7 Times Square, Suite 2503
New York, New York 10036
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
Tuesday, June 20, 2023 at 8:30 a.m. (Eastern Time) via Live Webcast
In this Proxy Statement, “SELLAS,” the “Company,” “we,” “us,” and “our” refer to SELLAS Life Sciences Group, Inc., unless the context otherwise provides.
The 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held on Tuesday, June 20, 2023, beginning at 8.30 a.m. Eastern Time, will be held exclusively online via the Internet as a virtual webcast at: www.meetnow.global/M46V2FV. There will not be a physical meeting location.
Only stockholders of record at the close of business on April 25, 2023 (the “Record Date”) will be entitled to vote at the 2023 Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“2023 Annual Report”) is first being mailed to stockholders of record on or about May 5, 2023.
You may attend the 2023 Annual Meeting live online by visiting www.meetnow.global/M46V2FV, where you will be able to listen to the meeting live, submit questions, and vote online. The webcast will start at 8.30 a.m. Eastern Time, on June 20, 2023. To participate in the 2023 Annual Meeting, access the proxy materials, and vote online, you will need the control number included on your Notice. If you are a registered stockholder, your control number is included on your Notice. If you are a beneficial owner, you will need to register in advance (see the instructions in the section below for street name holders). You may also attend through the virtual meeting website as a “Guest.” Instructions on how to attend and participate online are provided in the Notice or, if you choose to request paper copies of proxy materials, the instructions for doing so can be found on the proxy card. We expect online check-in to start at 8:15 a.m. Eastern Time on the day of the 2023 Annual Meeting. You should allow ample time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the support team at 1-888-724-2416.
If you wish to submit a question before the meeting, you may send your question, along with proof of ownership of our common stock, to annualmeeting@sellaslife.com. Registered stockholders and beneficial owners who have registered in advance for the virtual annual meeting may submit a question in writing during the 2023 Annual Meeting through the virtual meeting website. If you join the virtual meeting as a “Guest,” you will not be permitted to ask a question during the meeting. Our virtual meeting will be governed by our Annual Meeting Rules of Conduct, which will be posted at www.envisionreports.com/SLS in advance of the meeting. The Annual Meeting Rules of Conduct will also address the ability of stockholders to ask questions during the meeting.
Holders of our common stock at the close of business on April 25, 2023 will be entitled to vote at the 2023 Annual Meeting. As of April 25, 2023, 28,347,920 shares of our common stock were issued and outstanding and entitled to vote. Stockholders are entitled to one vote for each share of common stock held. A majority, or 14,173,961, of these shares, present in person or represented by proxy at the 2023 Annual Meeting, will constitute a quorum for the transaction of business.
The Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2023 Annual Report and the proxy card are also available on the Internet. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why is the Company soliciting my proxy?
Our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting to be held via live webcast, on June 20, 2023, at 8:30 a.m., Eastern Time, and any adjournments or postponements of the meeting. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the 2023 Annual Meeting.
We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders on or about May 5, 2023, which, together with this Proxy Statement, the proxy card and a copy of the 2023 Annual Report, are referred to as proxy materials. The proxy materials are made available on the Internet.
You received the Notice because you owned shares of our common stock on April 25, 2023 (the “Record Date”).
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”) we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs of the 2023 Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
What proxy materials are available on the Internet?
This Proxy Statement and the 2023 Annual Report are available online at www.envisionreports.com/SLS. The Notice and proxy card contain additional information on how to access the proxy materials online or to request a paper copy.
Why are we holding a virtual annual meeting?
This year we have are employing a virtual format for our 2023 Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. During the 2023 Annual Meeting, we may answer questions submitted during the virtual meeting and address those asked in advance (which will be given priority), to the extent relevant to the business of the 2023 Annual Meeting, as time permits. We do not intend to post questions received during the 2023 Annual Meeting to our website.
How do I attend the 2023 Annual Meeting?
To participate in the virtual 2023 Annual Meeting, visit www.meetnow.global/M46V2FV on June 20, 2023 and follow the instructions included on your proxy card, your Notice, or on your proxy materials. The meeting will begin promptly at 8:30 a.m. Eastern Time on June 20, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Eastern Time. You should allow ample time for the check-in procedures.
Stockholder of record:   If you are a stockholder of record (i.e., you hold your shares of our common stock through our transfer agent), you do not need to register to attend the 2023 Annual Meeting. Please follow the instructions on your Notice or proxy card to attend the meeting.
Beneficial holder or street name holder:   If you are a beneficial holder or street name holder (i.e., you hold your shares of our common stock through an intermediary, such as a bank or broker), in order to attend the 2023 Annual Meeting, you must register in advance of the 2023 Annual Meeting as instructed directly below.
To register in advance to attend the virtual Annual Meeting, you must submit proof of ownership of SELLAS Life Sciences Group, Inc. shares of common stock (“Legal Proxy”), along with your name and email address to Computershare. Such requests for registration should be directed to Computershare by email or mail to the address identified below. Requests for meeting registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 13, 2023. You will receive confirmation of your registration by email after receipt of your registration materials. The inability to provide this option to any or all beneficial holders shall in no way impact the validity of the 2023 Annual Meeting.
By email to Computershare Subject line must be: Legal Proxy Forward the email from your intermediary or attach an image of your proof of ownership to: legalproxy@computershare.com	By mail to Computershare Computershare SELLAS Life Sciences Group, Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
If you are unable to register for the virtual 2023 Annual Meeting in advance or do not have the necessary information to join the virtual 2023 Annual Meeting, you may also attend the virtual meeting as a “Guest.” Visit www.meetnow.global/M46V2FV and log-in as a “Guest.” You will be required to enter your full name. Those registered as “Guests” will not be permitted to vote or submit questions during the 2023 Annual Meeting.
How do I submit questions?
You may submit questions in advance of the 2023 Annual Meeting by emailing the question, along with proof of ownership, to annualmeeting@sellaslife.com prior to 5:00 p.m. Eastern Time on Monday, June 19, 2023. If you are a stockholder of record or a beneficial holder who registered for the meeting in advance, you may also submit questions during the 2023 Annual Meeting by visiting: www.meetnow.global/M46V2FV. We will, subject to time constraints, answer all questions that are pertinent to the business of the 2023 Annual Meeting and will give priority to questions submitted in advance. If you attend the 2023 Annual Meeting as a “Guest,” then you will not be permitted to submit questions during the meeting.
Who can vote at the 2023 Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the 2023 Annual Meeting. On the Record Date, there were 28,347,920 shares of common stock issued and outstanding. Our common stock is our only class of voting stock.
A list of our stockholders of record will be open for examination by any stockholder beginning 10 days prior to the 2023 Annual Meeting at our headquarters located at 7 Times Square, Suite 2503, New York, NY 10036. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by writing to the Corporate Secretary at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting. Those who join the virtual annual meeting as a “Guest” will not be able to view the list of stockholders of record.
If you hold your shares of our common stock in the name of an intermediary (street name holders), you will not be able to vote during the 2023 Annual Meeting unless you obtain a Legal Proxy from your broker or nominee and register in advance with Computershare (see instructions above).

How do I vote?
Whether you plan to attend the 2023 Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the 2023 Annual Meeting. To cast your vote prior to the 2023 Annual Meeting, you may vote by one of the following methods:

By Internet Prior to the 2023 Annual Meeting:   If you have Internet access, you may submit your vote from any location in the world by following the instructions in the Notice or following the instructions on the proxy card or voting instruction card sent to you. Stockholders of record can vote at www.envisionreports.com/SLS by completing the electronic proxy card. If you are a beneficial holder, follow the voting instruction card provided by your broker or nominee. Your Internet vote must be received by 11:59 p.m. Eastern Time on Monday, June 19, 2023 to be counted.

By Telephone Prior to the 2023 Annual Meeting:   You may submit your vote by following the telephone voting instructions on the proxy card or voting instruction card sent to you. To vote over the telephone, dial the number listed on the Notice, proxy card, or voting instruction card sent to you, and follow the instructions. Your telephone vote must be received by 11:59 p.m. Eastern Time on Monday, June 19, 2023 to be counted.

By Proxy by Mail Prior to the 2023 Annual Meeting:   You may vote by mail by requesting a full paper copy of the Proxy Statement materials as instructed in the Notice and marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. If you return your signed proxy card to us before the 2023 Annual Meeting, we will vote your shares as you direct. If you are a beneficial owner, the deadline for submitting your vote by mail is 11:59 p.m. Eastern Time on Monday, June 19, 2023.

Telephone and Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Monday, June 19, 2023.
If you are a registered holder or stockholder of record, you may also cast your vote during the 2023 Annual Meeting by accessing the annual meeting website and following the instructions on the Notice or proxy card. You do not need to register in advance to attend the Annual Meeting.
If you hold your shares through an intermediary, such as a bank or broker, you may not vote during the 2023 Annual Meeting unless you obtain a Legal Proxy from your broker or nominee and register with Computershare in advance (see above for instructions for street name holders). If you voted your shares and then obtain a Legal Proxy and register with Computershare, your original vote will be invalidated and you will be required to vote again during the Annual Meeting for your vote to be counted.
If you attend the annual meeting online as a “Guest,” you will not be able to cast your vote during the 2023 Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.”
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote during the 2023 Annual Meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. To vote prior to the 2023 Annual Meeting, follow the instructions provided by your broker, bank, or other nominee. If you are a beneficial owner, your deadline for submitting your vote before the Annual Meeting is 11:59 p.m. Eastern Time on Monday, June 19, 2023. If you wish to cast your vote during the 2023 Annual Meeting, you must obtain a Legal Proxy from your broker or other nominee and register with Computershare in advance of the meeting by following the instructions explained above. If you have already voted your shares and then obtain a Legal Proxy and register with Computershare, your original vote will be invalidated and you will be required to vote again during the Annual Meeting for your vote to be counted.
What am I voting on?
This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the 2023 Annual Meeting. This Proxy Statement provides you with information on the proposals, as well as other information about us, so that you can make an informed decision as to whether and how to vote your stock.
At the 2023 Annual Meeting, stockholders will act upon the following five proposals:
Proposal 1:	To elect two (2) Class I directors to serve on the Company’s Board of Directors for a three-year term expiring in 2026;
Proposal 2:	To ratify the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
Proposal 3:	To approve an amendment to the Company’s 2019 Equity Incentive Plan (“2019 Equity Plan”) to increase the number of shares of Common Stock authorized for issuance by 3,000,000 shares and to delete the reference to the evergreen provision, which expired on January 2, 2023 from the 2019 Equity Plan;
Proposal 4:	To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
Proposal 5:	Non-binding advisory vote to approve the compensation of our named executive officers.
How does our Board of Directors recommend that I vote on the proposals?
Our Board of Directors recommends that you vote as follows:
•
“FOR” the election of the nominees for Class I directors to serve on the Company’s Board of Directors for a three-year term expiring in 2026;

•
“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

•
“FOR” the amendment to the Company’s 2019 Equity Incentive Plan;

•
“FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation; and

•
“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares held in “street name” and you do not provide instructions on how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. A broker, bank or other nominee may generally vote in their discretion on routine matters. In this regard, Proposals 1, 3, 4 and 5 are considered to be “non-routine”, meaning that if your broker, bank or other nominee does not receive instructions from you on how to vote your shares on such non-routine matter, it will not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposals 1, 3, 4 and 5. However, Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker, bank or other nominee by its deadline, your shares may be voted by it in its discretion on Proposal 2.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•
“FOR” the election of two Class I directors to serve on our Board for a three-year term expiring in 2026.

•
“FOR” the ratification of the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

•
“FOR” the amendment to the Company’s 2019 Equity Incentive Plan.

•
“FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation.

•
“FOR” the advisory approval of named executive compensation.

If any other matter is properly presented at the 2023 Annual Meeting, your proxyholder will vote your shares using their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the 2023 Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the Internet.

•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036.

•
You may cast a vote online at the meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.
How are votes counted?
Votes will be counted by the inspector of election appointed for the 2023 Annual Meeting, who will separately count, with respect to (i) the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and (ii) Proposals 2, 3, 4, and 5, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or nominee holding the shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 3, 4 and 5 are considered to be “non-routine” under NYSE rules and we, therefore, expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee holding the shares by the deadline provided in the materials you receive from your broker or nominee.
How many votes are needed to approve each proposal?
The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the 2023 Annual Meeting will constitute a quorum for the transaction of business at the 2023 Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the 2023 Annual Meeting. The following votes are required for approval of the proposals being presented at the 2023 Annual Meeting:
Proposal 1: To Elect Two Class I Directors.   Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. The nominees for Class I directors to be considered at the 2023 Annual Meeting are Robert Van Nostrand and Jane Wasman. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the foregoing Class I directors.
Proposal 2: To Ratify the Appointment by the Audit Committee of Moss Adams LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023.   A majority of the votes cast is required for the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the current fiscal year.
Proposal 3: To approve the amendment to the Company’s 2019 Equity Incentive Plan (“2019 Equity Plan”) to increase the number of shares of Common Stock authorized for issuance by 3,000,000 shares and to delete the reference to the evergreen provision which expired on January 2, 2023 from the 2019 Equity Plan.   A majority of the votes cast is required for the approval of the amendment to the Company’s 2019 Equity Incentive Plan.
Proposal 4: To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.   The affirmative vote of a majority of our common shares issued and outstanding and entitled to vote is required for the approval of the amendment to the Amended and Restated Certificate of Incorporation.
Proposal 5: To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.   This proposal calls for a non-binding advisory vote, and accordingly there is no “required vote” that would constitute approval. However, our Board of Directors, including our compensation committee, values the opinions of our stockholders and we will consider our stockholders’ concerns to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement and evaluate what actions may be appropriate to address those concerns.
Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” (i) will have no effect on the voting on Proposals 1, 3 and 5 and (ii) will have the effect of votes against Proposal 4. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal 2. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote; abstentions will have no effect on the results of Proposal 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares of the common stock entitled to vote are present at the 2023 Annual Meeting in person or represented by proxy. On the Record Date, there were 28,347,920 shares issued and outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you cast your vote online. If there is no quorum, the holders of a majority of shares present at the 2023 Annual Meeting or represented by proxy may adjourn the 2023 Annual Meeting to another date.
How can I find out the 2023 Annual Meeting voting results?
Preliminary voting results will be announced at the 2023 Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days following the 2023 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days following the 2023 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days following the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
What if I receive more than one notice or proxy card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares of our common stock are voted.
How may I obtain an additional copy of the proxy materials if I share an address with another stockholder?
Some brokers or other nominee record holders may be sending you a single Notice or, if applicable, a single set of our proxy materials if multiple stockholders of the Company live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” the Notice or if, applicable, our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write to our Corporate Secretary at: SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, NY 10036, (646) 200-5278. If you want to receive your own Notice or, if applicable, set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

When are stockholder proposals and director nominations due for next year’s annual meeting?
Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us at our principal offices, Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036, Attention: Corporate Secretary, no later than December 30, 2023, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.
If a stockholder wishes to present a proposal at our 2024 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Corporate Secretary at our principal executive offices at the address noted above. The Corporate Secretary must receive such notice no earlier than February 21, 2024, and no later than March 22, 2024, provided that if the date of the annual meeting of stockholders is held before June 20, 2024, such notice must instead be received by the Corporate Secretary no earlier than the 120th day prior to the annual meeting of stockholders and not later than the close of business on the 90th day prior to the annual meeting of stockholders or the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us in order for such notice to be timely.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2023 for (i) the named executive officers named in the Summary Compensation Table on page 23 of this proxy statement, (ii) each of our directors and director nominees, (iii) all of our current directors and executive officers as a group and (iv) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2023 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 28,347,920 shares of common stock outstanding on April 1, 2023.
Name of Beneficial Owner	Number	Percentage of Shares Beneficially Owned
Angelos M. Stergiou, President, Chief Executive Officer and Director	213,818(1)	*
Barbara A. Wood, Executive Vice President, General Counsel and Corporate Secretary	78,592(2)	*
Robert Francomano, Chief Commercial Officer	34,167(3)	*
Jane Wasman, Chair of the Board	23,855(5)	*
David L. Scheinberg, Director	24,037(4)	*
Robert Van Nostrand, Director	23,855(5)	*
John Varian, Director	23,855(5)	*
Katherine Bach Kalin, Director	—	*
All current executive officers and directors as a group (9 persons)	464,350(6)	1.6

*
Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)
Represents 28,814 shares of our common stock and options to purchase 185,004 shares of our common stock exercisable within 60 days.

(2)
Represents 12,657 shares of our common stock and options to purchase 65,935 shares of our common stock exercisable within 60 days.

(3)
Represents 5,000 shares of our common stock and options to purchase 29,167 shares of our common stock exercisable within 60 days.

(4)
Represents 2,082 shares of our common stock and options to purchase 21,955 shares of our common stock exercisable within 60 days.

(5)
Represents 1,900 shares of our common stock and options to purchase 21,955 shares of our common stock exercisable within 60 days.

(6)
Represents the shares described in footnotes 1 through 5 above, plus 10,710 shares of our common stock held directly by John Burns and 31,460 shares of our common stock exercisable within 60 days.

MANAGEMENT AND CORPORATE GOVERNANCE
Board of Directors
Our Bylaws provide that our business shall be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. The size of our Board of Directors had been set at five members. Effective August 13, 2022, the Board increased the size of the Board to six members and appointed Katherine Bach Kalin as a Class II director. The Board is currently classified into three classes as follows: (i) Jane Wasman and Robert Van Nostrand are members of Class I with a term ending at the 2023 Annual Meeting; (ii) David A. Scheinberg and Katherine Bach Kalin are members of Class II with a term ending at the 2024 annual meeting; and (iii) Angelos M. Stergiou and John Varian are members of Class III with a term ending at the 2025 annual meeting.
Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of Robert Van Nostrand and Jane Wasman for election at the 2023 Annual Meeting as a Class I director for a term of three years to serve until the 2026 annual meeting of stockholders, and until their successors have been elected and qualified.
Set forth below are the names of (i) the persons nominated for election as directors, and (ii) those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 28, 2023. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.
Jane Wasman.   Ms. Wasman has been a director of the Company, Chair of the Board and Chair of the Nominating and Corporate Governance Committee of the Board since December 2017. Ms. Wasman became a member of the Compensation Committee in 2017 and the Audit Committee in 2019. Ms. Wasman was President, International & General Counsel and Corporate Secretary of Acorda Therapeutics, Inc., a publicly traded biopharmaceutical company, from October 2012 until December 2019, managing its international, legal, quality, IP and compliance functions. From January 2012 until October 2012, she was Acorda’s Chief, Strategic Development, General Counsel and Corporate Secretary, and from May 2004 until January 2012, she was Acorda’s Executive Vice President, General Counsel and Corporate Secretary. Before joining Acorda, Ms. Wasman was with Schering-Plough Corporation, a global pharmaceutical company, for over eight years, holding various U.S. and international leadership positions, including Staff Vice President and Associate General Counsel. Ms. Wasman earned a J.D. from Harvard Law School and her undergraduate degree magna cum laude from Princeton University. Ms. Wasman is also a member of the board of directors of Rigel Pharmaceuticals, Inc. and Athersys, Inc., publicly traded biopharmaceutical companies. She previously served on the board of Cytovia Therapeutics, a private company, and on the board of NewYorkBIO (including its Executive Committee), where she is now a member of its Senior Advisory Committee. The Company believes Ms. Wasman’s significant executive and management experience at publicly traded biopharmaceutical companies qualifies her to serve on our Board.
Angelos M. Stergiou, M.D., Sc.D. h.c.   Dr. Stergiou has served as our President and Chief Executive Officer, and a director, since December 2017. Dr. Stergiou founded, in 2012, our predecessor entity, or Private SELLAS, that completed a business combination with Galena Biopharma on December 29, 2017, and served as the President and Chief Executive Officer and a director since that time, both as Chairman from 2012 to July 2016, and as Vice Chairman from July 2016 to December 2017. In connection therewith, Dr. Stergiou led the negotiation of an exclusive license agreement with Memorial Sloan Kettering Cancer Center (“MSK”) to develop and commercialize MSK’s WT1 peptide vaccine technology, which was satisfied in part by the transfer to MSK of certain of Dr. Stergiou’s shares in Private SELLAS. Dr. Stergiou also co-founded Genesis Life Sciences, Ltd. (now Genesis Research), a boutique health economics and pricing-reimbursement and health access company where he served as President and Chief Operating Officer from 2009 to 2011. From 2004 to 2008 Dr. Stergiou served as Vice President and Head of Drug Development at Accentia Biopharmaceuticals, Inc. and also served in the same capacity as well as Chief Medical Officer at its subsidiary Biovest International, Inc. during the same time. While at Biovest

International, Inc., Dr. Stergiou led the Phase 3 development of a therapeutic cancer vaccine, BiovaxID, which was presented at the American Society of Clinical Oncology plenary session in 2009. Dr. Stergiou started his biotechnology career in 2002 at PAION AG where he served as its U.S. program lead of desmoteplase (DEDAS) and served on the joint steering and oversight committee of PAION AG with Forest Laboratories, Inc. in 2003-2004. Dr. Stergiou holds an M.D. from the U.S. American Institute of Medicine and a Sc.D. h.c. from Kentucky Wesleyan College and received his undergraduate degree in pre-medicine, biology and chemistry from Kentucky Wesleyan College. Dr. Stergiou was a member of the Board of Trustees at Kentucky Wesleyan College from March 2017 to January 2021, and is a Fellow of the Royal Society of Medicine, an active member of the World Medical Association, and a member of the American Academy of Physicians in Clinical Research and the Association of Clinical Research Professionals. Dr. Stergiou has served on the Board of Directors of Cleara Biotech B.V., a biotech company located in the Netherlands, since January 2022. The Company believes that Dr. Stergiou’s experience as the founder of Private SELLAS and as President, Chief Executive Officer and Director of the Company, as well as his extensive experience in the biopharmaceutical industry and his significant management experience, qualifies him to serve on our Board.
David A. Scheinberg, M.D., Ph.D.   Dr. Scheinberg has been a director of the Company and Chair of the Science Committee since December 2017. Dr. Scheinberg is currently the Vincent Astor Chair and Chairman of the Center for Experimental Therapeutics at MSK, where he spearheaded the discovery and early clinical development of galinpepimut-S and founded and is the Deputy Director of the Sloan Kettering Institute, for Therapeutic Discovery. Additionally, Dr. Scheinberg is a Professor of Medicine and Pharmacology and until 2022 was co-chair of the Pharmacology graduate program at the Weill-Cornell University Medical College. He is a Professor in the Gerstner-Sloan Kettering Graduate School at MSK. Dr. Scheinberg is also an attending physician in the Department of Medicine, on the Leukemia Service, which he led as Chief from 1992 -2001. Dr. Scheinberg is an advisor to charitable foundations and cancer centers and sat on the board of directors of Progenics Pharmaceuticals, Inc. a biotechnology company, from 1996 to 2019, which then merged with Lantheus (NASDAQ: LNTH), and currently sits on the board of directors of Sapience Therapeutics, Inc., a privately held, preclinical stage biotechnology company. Dr. Scheinberg also served on Private SELLAS’ Scientific Advisory Board from 2015 to 2017. From 2010 through 2016 he served on the board of directors of Contrafect Corporation, a publicly traded clinical-stage biotechnology company. Dr. Scheinberg holds an M.D. and a Ph.D. in Pharmacology and Experimental Therapeutics from the Johns Hopkins University School of Medicine. Dr. Scheinberg earned his undergraduate degree in Biology from Cornell University. The Company believes Dr. Scheinberg’s experience on Private SELLAS’s Scientific Advisory Board and other public board experience, as well as his expertise as a leading academic oncologist and drug developer at MSK, including broad knowledge of and contacts in the highest levels of medical research, qualifies him to serve on our Board.
Robert L. Van Nostrand.   Mr. Van Nostrand has been a director of the Company and Chair of the Compensation Committee since December 2017. He was a member of the board of directors of Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN), a biotechnology company, until it was acquired in January 2020. He is a member of the board of directors of Intra-Cellular Therapies, Inc. (NASDAQ: ITCI), a biopharmaceutical company, Yield10 Bioscience, Inc. (NASDAQ: YTEN), formerly Metabolix, Inc., a bio-agricultural company, Likeminds, Inc., a private biotech company, and the Biomedical Research Alliance of New York, a private company providing clinical trial services. Mr. Van Nostrand was Executive Vice President and Chief Financial Officer of Aureon Laboratories, Inc., a pathology life science company, from January 2010 to July 2010. Prior to joining Aureon Laboratories, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, a private biotechnology company, from July 2007 to September 2008, when the company was acquired. Between 1986 and 2007, Mr. Van Nostrand held various executive and other management positions, including Chief Compliance Officer and Chief Financial Officer, at OSI Pharmaceuticals, Inc. (“OSI”). Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm, Touche Ross & Co., currently Deloitte. Mr. Van Nostrand is a member of the board of NewYorkBIO where he previously served as Chairman. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York and completed advanced management studies at the Wharton School of the University of Pennsylvania. He is a Certified Public Accountant. The Company believes Mr. Van Nostrand’s vast board and industry experience in life sciences, his qualification as a financial expert, as well as his experience in transaction structuring and risk management qualifies him to serve on our Board.

John Varian.   Mr. Varian has been a director of the Company and Chair of the Audit Committee since December 2017. Mr. Varian served as Chief Executive Officer of XOMA Corporation from August 2011 through December 2016 and served as a member of the board of directors of XOMA from December 2008 through May 2017. Mr. Varian served as a member of the board of directors of Versartis, Inc. (NASDAQ: VSAR) from March 2014 through October 2018, when it acquired Aravive, and the board of directors of Egalet Corporation (NASDAQ: EGLT) from June 2018 through February 2019, when it acquired the assets of Iroko. Mr. Varian has also been a member of the board of directors of Acorda Therapeutics, Inc. (NASDAQ: ACOR) since January 2022 and AmMax Bio, Inc. (a privately held clinical stage biotechnology company) since February 2021. Mr. Varian previously served as Chief Operating Officer of ARYx Therapeutics, Inc. from December 2003 through August 2011. Beginning in May 2000, Mr. Varian was Chief Financial Officer of Genset S.A. in France, where he was a key member of the team negotiating Genset’s sale to Serono S.A. in 2002. From 1998 to 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation. Prior to the acquisition, he served as Neurex Corporation’s Chief Financial Officer from 1997 until 1998. From 1991 until 1997, Mr. Varian served as the VP Finance and Chief Financial Officer of Anergen Inc. Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young LLP from 1987 until 1991, where he focused on life sciences. Mr. Varian was also a founding committee member of Bay Bio and a former chairman of the Association of Bioscience Financial Officers International Conference. Mr. Varian holds a B.B.A. from Western Michigan University. He was a Certified Public Accountant. The Company believes Mr. Varian’s significant experience working with biopharmaceutical companies, including developing and implementing strategy, with a focus on financing, corporate financial management and related matters, qualifies him to serve on our Board.
Katherine Bach Kalin.   Ms. Kalin has been a director of the Company since August 2022. Ms. Kalin currently serves as a non-executive director on the boards of Genfit S.A. (NASDAQ: GNFT), a French, public biopharmaceutical company, where she serves on the Strategy and Alliances Committee, and two private companies, Brown Advisory LLC, an independent investment and strategic advisory firm (Audit & Finance Committees), and FemHealth Ventures, a venture capital firm that seeks to invest in women’s health. She was a member of the board of directors of Athersys (NASDAQ: ATHX), a biotech focused on regenerative medicine from 2020 to 2022 (Audit and Compensation Committees) and Clinical Genomics, a private, biotech company dedicated to improving patient outcomes through early detection of colorectal cancer (Audit and Financial Risk Committee) from 2018 to 2021. She currently serves as a trustee for a not-for-profit organization, the Summit Foundation, a 501(c)(3) community foundation that fosters local philanthropy. Ms. Kalin has more than 25 years of experience in healthcare and professional services, most recently at Celgene, where she led Corporate Strategy from 2012 to 2017, and at Johnson & Johnson, where she held executive leadership roles in marketing, sales and new business development from 2002 to 2011. Prior to that, Ms. Kalin was a partner in the global healthcare practice at McKinsey & Co., from 1990 to 2002. Her healthcare industry experience spans pharmaceuticals, diagnostics, medical devices, and digital health. Earlier in her career, she served as a Manager in Corporate Finance at Nomura International in the U.K. and Japan from 1980 to 1984. She has a B.A. from Durham University, U.K. and an M.B.A. from Harvard Business School. The Company believes Ms. Kalin’s healthcare industry experience, which spans pharmaceuticals, diagnostics, medical devices and digital health companies, as well as her past and present experience on the board of other publicly traded companies, qualifies her to serve on our Board.
Independence of the Board of Directors
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors of such listed company. Our Board consults with our internal and outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Jane Wasman, Robert L. Van Nostrand, each Class I directors, David A. Scheinberg, M.D., Ph.D. and Katherine Bach Kalin, each Class II directors, and John Varian, a Class III director. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with the Company. Dr. Stergiou, who is a Class III director, is an employee and is therefore not “independent.”
Board Leadership Structure
Our Board has an independent Chair, Jane Wasman, who has served as Chair since 2017, and has authority, among other things, to preside over Board meetings and stockholder meetings, and shall have such powers and duties as may from time to time be assigned by the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of our Board as a whole. In addition, we have a separate chair for each committee of our Board. The chairs of each committee report to our Board at each quarterly Board meeting on the activities of their committees in fulfilling the responsibilities as detailed in the respective charters or advise of any shortcomings should that be the case.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with certain legal and regulatory requirements, including requirements related to privacy and data protection, and oversees the performance of the internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board on risk matters.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning , and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.
Clawback Policy
In March 2021, our Board adopted a clawback policy. The clawback policy applies to all incentive-based compensation granted after the policy’s adoption, including cash and equity incentive awards. The policy provides that if both (1) an accounting restatement is required due to our material noncompliance with any financial reporting requirement under the U.S. federal securities laws and (2) our Board (or a committee thereof), in its sole discretion, determines that an act or omission of a current or former executive officer contributed to the circumstances requiring the restatement and that such act or omission involved fraud or intentional misconduct then we will use reasonable efforts to recover from such person up to 100% of any incentive-based compensation awarded during the three-year period preceding the date on which we are required to prepare such accounting restatement. In light of the adoption by the SEC in October 2022 of new Rule 10D-1 under the Exchange Act implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are evaluating our clawback policy and intend to make any appropriate revisions to the policy upon effectiveness of the updated Nasdaq listing standards applicable thereto.
Committees of the Board of Directors and Meeting Attendance
Board of Directors.   During the fiscal year ended December 31, 2022 our Board met five times and took action by written consent four times. During 2022, each of our directors attended 100% of the meetings of the Board and committees on which he or she then served. Our Board of Directors makes every effort to but is not required to attend each annual meeting of our stockholders. All of our then-serving directors attended our annual meeting of stockholders held in 2022.
Committees of the Board of Directors.   Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of these committees meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Our Board also has a Science Committee, which meets to review the Company’s clinical programs.
Name	Age	Position	Term Expires	Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee	Science Committee
Jane Wasman	66	Chair of the Board	2023	✔	✔	✔*
Angelos M. Stergiou	47	Director, President and Chief Executive Officer	2025				✔
David A. Scheinberg	67	Director	2024		✔		✔*
Robert L. Van Nostrand	66	Director	2023	✔	✔*	✔
John Varian	63	Director	2025	✔*		✔	✔
Katherine Bach Kalin	60	Director	2024		✔	✔

*
Denotes Chair of Committee

Audit Committee
The Audit Committee is currently comprised of three directors: Messrs. Varian, Van Nostrand, and Ms. Wasman. The Audit Committee met four times in 2022. Our Board has adopted a written Audit Committee charter that is available to stockholders in the corporate governance section of our website at: https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.
The Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee’s responsibilities include, among other things:
•
appointing our independent registered public accounting firm;

•
evaluating the qualifications, independence and performance of our independent registered public accountants;

•
reviewing and approving the audit and non-audit services to be performed by the independent registered public accountants and the compensation therefor;

•
reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•
reviewing the design, implementation, adequacy and effectiveness of our internal controls regarding privacy and data protection and our related policies;

•
conferring with management and the independent registered public accountants regarding the effectiveness of internal control over financial reporting;

•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•
reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•
reviewing and approving transactions between the Company and any related persons; and

•
reviewing and evaluating, at least annually, the performance of the Audit Committee and its members including compliance of the Audit Committee with its charter.

Our Board reviews the Nasdaq listing standards’ definition of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).
Our Board has also determined that Messrs. Varian and Van Nostrand each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of the level of knowledge and experience of both Mr. Varian and Mr. Van Nostrand based on a number of factors, including the formal education and experience of each of Messrs. Van Nostrand and Varian as former chief financial officers for public reporting companies, and the status of Mr. Van Nostrand as a Certified Public Accountant and Mr. Varian as a former Certified Public Accountant.
Compensation Committee
The Compensation Committee is currently comprised of four directors: Ms. Wasman, Dr. Scheinberg, Mr. Van Nostrand and Ms. Kalin. Each of Ms. Wasman, Mr. Van Nostrand, Dr. Scheinberg and Ms. Kalin are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). Dr. Scheinberg was appointed to the Compensation Committee effective January 1, 2022 and Ms. Kalin was appointed effective October 13, 2022. The Compensation Committee met three times in 2022 and took action by written consent three times in 2022. Our Board has adopted a written Compensation Committee charter that is available to stockholders in the corporate governance section of our website at: https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.
The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
reviewing and recommending to the full Board for approval corporate performance goals and objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated goals and objectives;

•
reviewing and recommending to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers and directors;

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reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

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evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

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reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

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establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

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reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

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administering our equity incentive plans;

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establishing policies with respect to equity compensation arrangements;

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reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us; and

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reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Each year, our Compensation Committee reviews with management our executive compensation tables and accompanying narrative disclosure and considers whether to recommend that it be included in proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least twice a year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee has engaged Radford, a division of Aon Hewitt, which is a subsidiary of Aon plc, as its compensation consultant, to evaluate long and short-term executive compensation, director compensation and executive severance plans. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and has concluded that Radford’s work for the Compensation Committee does not raise any conflict of interest. On an annual basis, Radford reviews our executive officer and director compensation relative to a peer group and against survey data available to Radford. Working with Radford, the Compensation Committee reviews and adjusts our peer group in the latter part of each year for upcoming end-of-year compensation decisions. Decisions regarding 2022 salaries and short term non-equity incentive plan compensation were made by our Compensation Committee in early 2022 by reference to the peer group determined by our Compensation Committee in late 2021. In establishing the peer group of companies to be used for purposes of setting 2022 executive compensation, the Compensation

Committee and Radford, using industry standard parameters for establishing a peer group, sought to identify companies that fit the following criteria:
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Publicly-traded, pre-commercial biopharma companies, with a focus on oncology;

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Phase 2 or Phase 3 stage of clinical development;

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Market capitalization generally below $500 million; and

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fewer than 50 employees.

Based on these criteria, the Compensation Committee identified the following companies for our 2022 peer group: Actinium Pharmaceuticals, Inc., Aileron Therapeutics, Cardiff Oncology, Checkmate Pharmaceuticals, Cidara Therapeutics, Inc., ContraFect Corporation, Cyclacel Pharmaceuticals, Inc., Entasis Therapeutics, GlycoMimetics, Inc., Infinity Pharmaceuticals, Jounce Therapeutics, Leap Therapeutics, MEI Pharma, Oncternal Therapeutics, Inc., PDS Biotechnology, Selecta Biosciences Inc., Sierra Oncology, Tonix Pharmaceuticals, Tyme Technologies Inc., and Verastem, Inc.
Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Based on these recommendations, we determined our current compensation levels for our executive officers, including base salary and target bonus payments.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of the Board, and assessing the performance of management and our Board.
The Nominating and Corporate Governance Committee is currently comprised of four directors: Ms. Wasman and Ms. Kalin and Messrs. Van Nostrand and Varian. Ms. Kalin was appointed to the Nominating and Corporate Governance Committee effective October 13, 2022. All members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times in 2022 and acted by written consent one time in 2022. Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders in the corporate governance section of our website at: https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents. The functions of this committee include, among other things:
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identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board;

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evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

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evaluating, nominating and recommending individuals for membership on our Board;

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evaluating nominations by stockholders of candidates for election to our Board;

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considering and assessing the independence of members of our Board;

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developing a set of corporate governance principles, periodically reviewing and assessing these principles and their application and recommending to our Board any changes to such policies and principles;

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considering questions of possible conflicts of interest of directors as such questions arise; and

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reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

On March 2, 2023, we amended the charter of the Nominating and Corporate Governance Committee to include the provision of oversight of the Company’s environmental, social and governance (ESG) strategy, policies and initiatives.

Our Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. Generally, our Nominating and Corporate Governance Committee will consider candidates recommended from several sources, such as other directors or officers, stockholders, third party search firms or other appropriate sources. Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications. The Nominating and Corporate Governance Committee believes that candidates for director should have certain qualifications, including the ability to read and understand basic financial statements and the possession of the highest personal integrity and ethics. Candidates for director should also be over 21 years of age. Our Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise enabling the candidate to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers age, skills and such other factors as it deems appropriate, given our current needs and the needs of our Board, to maintain a balance of knowledge, experience and capability and considers issues of diversity among its members in identifying and considering nominees for director, striving where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board of Directors and its committees. Our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.
Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders, it has the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board of Directors, that stockholder must follow the procedures described in our Bylaws. Any such recommendation should be made in writing on a timely basis as set forth in our Bylaws to our Corporate Secretary at our principal office and should be accompanied by the following information concerning the proposed nominee:
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all information relating to such person that would be required to be disclosed in a proxy statement;

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certain biographical information about the proposed nominee;

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the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such proposed nominee; and

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the date or dates on which such shares were acquired and the investment intent of such acquisition.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Science Committee
The Board has a Science Committee that meets at least quarterly to review the Company’s clinical programs and is currently comprised of Dr. David A. Scheinberg, as Chair, and Dr. Angelos M. Stergiou and Mr. John Varian, as members. The Science Committee met four times in 2022.

Report of the Audit Committee of the Board of Directors
The Audit Committee of the Board of Directors of SELLAS Life Sciences Group, Inc. consists of three members, each of whom the Board has determined meets the independence and experience requirements of the Nasdaq Capital Market and includes two “audit committee financial experts” within the meaning of the U.S. Securities and Exchange Commission’s rules.
In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2022, the Audit Committee took the following actions:
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Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Moss Adams LLP, our independent registered public accounting firm;

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Discussed with Moss Adams LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and

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Received written disclosures and the letter from Moss Adams LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss Adams LLP’s communications with the Audit Committee and the Audit Committee further discussed with Moss Adams LLP their independence. The Audit Committee also considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Moss Adams LLP, the Audit Committee recommended to our Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of the Company’s Audit Committee:
Messrs. John Varian and Robert L. Van Nostrand, and Ms. Jane Wasman.
Policy Prohibiting Pledges
Our Insider Trading Policy provides that no employee, officer or director may purchase Company securities on margin, borrow against Company securities held in a margin account, or pledge Company securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge Company securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.
Stockholder Communications with the Board of Directors
The Board expects that the views of our stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Undirected communications will be distributed to our entire Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) which, along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the charters of our Board committees, provides a framework for the governance of our company. The Board’s Nominating and

Corporate Governance Committee is responsible for periodically reviewing our governance practices and principles. The Code applies to all of our directors, officers and employees.
The Code reflects current best practices and enhances our personnel’s understanding of our standards of ethical business practices, promotes awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and provides clarity as to how to address ethical issues that may arise.
The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is posted on our website at: https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents. A printed copy may also be obtained by any stockholder upon request directed to SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, NY 10036, Attention: Corporate Secretary. We also anticipate posting any future amendment or waiver of the Code on our website within four business days of the date of such amendment or waiver. The contents of our website are not incorporated by reference in this report or made a part hereof for any purpose.
Executive Officers
The names and ages of our current executive officers and their positions are as follows:
Name	Age	Position with the Company
Angelos M. Stergiou, M.D., Sc.D. h.c.	47	President, Chief Executive Officer and Director
Barbara A. Wood, Esq.	61	Executive Vice President, General Counsel and Corporate Secretary
John T. Burns	38	Senior Vice President, Chief Financial Officer
Robert Francomano	57	Senior Vice President, Chief Commercial Officer
Biographical Information Regarding Executive Officers
Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:
Angelos M. Stergiou, M.D., Sc.D. h.c., see “Board of Directors.”
Barbara A. Wood, Esq.   Ms. Wood has served as the Company’s Executive Vice President, General Counsel and Corporate Secretary since March 2018. Prior to joining the Company, Ms. Wood served as Senior Vice President, General Counsel and Corporate Secretary at IVERIC bio, Inc. (formerly known as Ophthotech Corporation) from November 2013 to February 2018. From January 2011 to November 2013, Ms. Wood practiced law at Wood Legal. From April 2001 to December 2010, Ms. Wood served in varying roles at OSI Pharmaceuticals, Inc., most recently as Senior Vice President, General Counsel and Corporate Secretary. Before joining OSI, Ms. Wood was a partner at the New York law firm of Squadron, Ellenoff, Plesent & Sheinfeld (now part of Hogan Lovells), focusing on mergers and acquisitions, biotechnology, licensing, securities and venture capital matters. Ms. Wood received her B.A. in Economics and Classics, magna cum laude, from Connecticut College and her J.D. from Columbia Law School where she was a Harlan Fiske Stone Scholar.
John T. Burns   Mr. Burns has served as the Company’s Senior Vice President, Chief Financial Officer since February 2023. Mr. Burns previously served as the Company’s Vice President, Finance, and Corporate Controller from December 2017 to December 2020, as Vice President, Finance, Corporate Controller and Principal Accounting Officer from January 2021 to December 2021 and as Senior Vice President, Finance, and Chief Accounting Officer from January 2022 to January 2023. Mr. Burns has over 14 years of experience in finance and accounting. Mr. Burns joined the Company in May 2013 and has held various positions of increasing responsibility during his tenure. Prior to joining the Company, Mr. Burns was a Securities and Exchange Reporting Manager at Pixelworks, Inc. (NASDAQ: PXLW), and began his career in public accounting at Moss Adams LLP. Burns received a B.S.M. in Finance and Master of Accounting degree from Tulane University. He is an active Certified Public Accountant.

Robert Francomano   Mr. Francomano was appointed Senior Vice President and Chief Commercial Officer, effective March 14, 2022. Mr. Francomano has more than 25 years of biopharmaceutical experience, with the majority of time spent in the hematology/oncology therapeutic area. Prior to joining the Company, Mr. Francomano served as Chief Commercial Officer at Stemline Therapeutics from September 2016 to December 2021. Prior to joining Stemline, Mr. Francomano held several key roles within the oncology divisions at Baxalta, Pfizer, GlaxoSmithKline and AstraZeneca, with responsibilities that spanned the developmental continuum from asset discovery through patent expiry. Mr. Francomano earned a B.S. in Marketing/Management from Siena College and an M.B.A. from the University of Albany with a concentration in Pharmaceutical/Chemical Studies.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the compensation paid or accrued to our named executive officers (“NEOs”) for 2022 during the last two fiscal years ended December 31, 2022 and 2021. The NEOs are (i) our President and Chief Executive Officer, Angelos M. Stergiou, M.D., Sc.D. h.c., and (ii) our other two most highly compensated executive officers earning more than $100,000 who were serving as executive officers at the end of the year ended December 31, 2022.
	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(3)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Angelos M. Stergiou, M.D., Sc.D. h.c. President and Chief Executive Officer	2022	593,500	326,425	—	795,300	234,960	2,060(6)	1,952,245
	2021	565,100	280,000	—	827,887	158,000	2,930(6)	1,833,917
Robert Francomano Chief Commercial Officer(5)	2022	339,728	124,950	—	471,980	—	116,725(7)	1,053,383
Barbara Wood, Esq. Executive Vice President, General Counsel and Corporate Secretary	2022	425,000	173,400	20,000(4)	234,975	69,420	14,260(8)	937,055
	2021	404,700	152,000		330,107	63,000	14,530(9)	964,337

(1)
The amounts reflected in this column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. To determine the value of stock option awards, we use a Black Scholes pricing model to value stock options at the time of their grant. This model requires us to estimate the future value of our stock price based in part on the historic price volatility of our stock. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, “Consolidated Financial Statements — Notes to Consolidated Financial Statements — Stock-Based Compensation,” for details as to the assumptions used to determine the fair value of equity awards.

(2)
The amounts reflected in this column represent the aggregate grant date fair value of restricted stock units computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units is based on the closing price of our common stock on the date of grant.

(3)
For additional information regarding the non-equity incentive plan short-term compensation, see the section entitled “Non-Equity Incentive Plan Short Term Compensation.”

(4)
Represents a spot bonus award.

(5)
Mr. Francomano’s employment with the Company commenced on March 14, 2022.

(6)
Represents the following Company benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

(7)
Represents $102,580 in fees incurred for consulting services performed during the year prior to commencing employment, 401(k) Plan matching contributions by the Company of $12,200 and benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

(8)
Represents 401(k) Plan matching contributions by the Company of $12,200 and benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

(9)
Represents 401(k) Plan matching contributions by the Company of $11,600 and benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

Narrative Disclosure to Summary Compensation Table
Elements of Compensation
In addition to each officer’s base salary, our executive officer compensation program consists of a cash incentive bonus plan and discretionary stock option awards in addition to customary benefits. The amounts of compensation awarded for each element of the Company’s compensation program (i.e., base salary, bonuses and stock options) are reviewed in connection with the Company’s performance.
Base Salary
Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and any other factors relevant to that particular job.
Base salaries are typically negotiated at the outset of an executive’s employment in connection with an offer of employment and employment agreement. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other changes in the job responsibilities of an executive officer. Merit and Company-wide general increases are also taken into consideration when determining increases to base salary.
Non-Equity Incentive Plan Short Term Compensation
For 2021 and 2022, short-term incentive cash compensation for our executive officers was determined based on the achievement of performance metrics related to our corporate goals. The corporate goals are proposed by senior management and reviewed and approved by our Compensation Committee and our Board on an annual basis at the start of each year. Our annual corporate goals are typically focused on the achievement of specified clinical development goals with a focus on advancing our clinical pipeline. The annual goals also usually include the pursuit of certain corporate development goals, such as business development initiatives and achievement of cash management strategies in order to assure adequate funding for our clinical development programs. The goals are designed to require significant effort in order to achieve our clinical development and operational goals while also being achievable with the requisite hard work and dedication. Awards made under our short-term cash incentive program utilize a pay-for-performance strategy and award our NEOs for the level of achievement of specified annual corporate goals, as well as individual goals for our NEOs other than our CEO whose short-term incentive compensation is based 100% on the level of achievement of our corporate goals.
Equity Grants
In January 2022, the Compensation Committee recommended, and our Board approved, the grant of 165,000 and 48,750 options to Dr. Stergiou and Ms. Wood, respectively, at an exercise price of $5.34 per share, which was the fair market value on the grant date. One quarter of the shares subject to these options vested in January 2023 and the remaining shares subject to the options will vest and become exercisable in equal monthly installments for 36 months thereafter. In addition, in March 2022, the Compensation Committee recommended, and our Board approved, the grant to Mr. Francomano, pursuant to his employment letter agreement described below, of 100,000 options at an exercise price of $5.23 per share, which was the fair market value on the grant date. One quarter of the shares subject to these options vested in March 2023 and the remaining shares subject to the options will vest and become exercisable in equal monthly installments for 36 months thereafter. In January 2022, the Compensation Committee also recommended, and our Board approved, the grant of 44,000 and 13,000 restricted stock units to Dr. Stergiou and Ms. Wood, respectively (the “2022 RSUs”). The 2022 RSUs vest 25% each December 1, commencing December 1, 2022, until fully vested, provided that the NEO remains in service with the Company through each such vesting date.
In March 2021, the Compensation Committee recommended, and our Board approved, the grant of 118,500 and 47,250 options to Dr. Stergiou and Ms. Wood, respectively, at an exercise price of $8.00 per share, which was the fair market value on the grant date. One quarter of the shares subject to these options vested in March 2022 and the remaining shares subject to the options will vest and become exercisable in equal monthly installments for 36 months thereafter. In addition, in March 2021, the Compensation Committee recommended, and our Board approved, the grant of 19,750 and 7,875 restricted stock units to Dr. Stergiou and Ms. Wood, respectively (the “March 2021 RSUs”). The March 2021 RSUs vest 25% each December 1, commencing December 1, 2021, until fully vested, provided that the NEO remains in service with the Company through each such vesting date.
Employment Agreements
We have entered into employment agreements with each of the named executive officers described below, which include standard confidential information and/or inventions assignment agreements, and under which each of the named executive officers has agreed not to disclose our confidential information. The named executive officers are each eligible to participate in, subject to applicable eligibility requirements, all of our employee retirement and welfare benefit plans and programs made available to senior level executives. All severance benefits payable to the named executive officers under their employment agreements are subject to their signing, not revoking and complying with a release of claims in favor of us and are subject to applicable taxes and withholding.
Angelos M. Stergiou, M.D., Sc.D. h.c.
The 2019 Stergiou Agreement became effective as of July 1, 2019, at which time it replaced and superseded the 2016 Stergiou Agreement. The 2019 Stergiou Agreement has an initial two-year term unless terminated prior thereto (i) by us with cause (at any time) or without cause (upon at least 30 days’ prior written notice), or (ii) by Dr. Stergiou for good reason (upon at least 90 days prior written notice of the reason with a cure period of 30 days for us to correct the act or failure to act that constitutes good reason), or without good reason (upon at least 90 days prior written notice) or (iii) due to Dr. Stergiou’s death or disability. The 2019 Stergiou Agreement shall continue until terminated in accordance with its terms.
Pursuant to the terms of the 2019 Stergiou Agreement, Dr. Stergiou is entitled to an annual base salary of $525,000 (subject to review and adjustment in the sole discretion of the Board or the compensation committee thereof) and a discretionary annual cash bonus, with a target amount no less than 50% of Dr. Stergiou’s then effective base salary (subject to continued employment and the achievement of certain performance objectives established by the Board of Directors or Compensation Committee of the Board). The agreement also provides that to the extent that any benefit distributable pursuant to the terms of the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “IRC”) , then the total payments payable to Dr. Stergiou will be reduced as set forth in the agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.
In addition, Dr. Stergiou is eligible to receive equity awards in the sole discretion of the Board or the Compensation Committee.
Barbara A. Wood, Esq.
Effective March 14, 2018, we entered into an employment letter agreement with Ms. Wood. Under this agreement, Ms. Wood is entitled to an annual base salary of $365,000 (subject to review and adjustment in the discretion of the Board of Directors or the Compensation Committee) and a discretionary annual cash bonus, with a target amount of up to 40% of Ms. Wood’s then-effective base salary (subject to continued employment and the achievement of certain performance objectives established by our Board or Compensation Committee).
In connection with Ms. Wood entering into her employment letter agreement, and pursuant to the terms thereof, we granted to Ms. Wood incentive stock options to purchase up to 1,000 shares of our common stock. The option has an exercise price equal to the market price of our common stock upon the date of grant and vests as to one quarter after one year from grant and with the remainder over 36 equal monthly installments thereafter, so that the option will be fully vested and exercisable four years from the date of grant.

Ms. Wood’s employment letter agreement does not have a specified term and either party may terminate Ms. Wood’s employment agreement by providing written notice at any time, with or without cause. In December 2018, we entered into a severance agreement with Ms. Wood (the “Wood Severance Agreement”) pursuant to which Ms. Wood may receive additional compensation in the event that Ms. Wood’s employment was terminated under certain conditions. See the discussion below under “Potential Payments Upon Termination or Change of Control.” In addition to the payment of severance amounts, the Wood Severance Agreement also provides that to the extent that any benefit distributable pursuant to the terms of the Wood Severance Agreement would be subject to the excise tax imposed under Section 4999 of the IRC, then the total payments payable to Ms. Wood shall be reduced as set forth in the Wood Severance Agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.
Robert Francomano
Effective March 14, 2022, we entered into an employment letter agreement with Robert Francomano. Under this agreement, Mr. Francomano is entitled to an annual base salary of $425,000 (subject to review and adjustment in the discretion of the Board of Directors or the Compensation Committee) and a discretionary annual cash bonus, with a target amount of up to 40% of Mr. Francomano’s then-effective base salary (subject to continued employment and the achievement of certain performance objectives established by our Board or Compensation Committee. Mr. Francomano’s employment letter agreement does not have a specified term and either party may terminate Mr. Francomano’s employment agreement by providing written notice at any time, with or without cause.
In connection with Mr. Francomano’s hiring, we granted to Mr. Francomano incentive stock options to purchase up to 100,000 shares of our common stock. The option has an exercise price equal to the market price of our common stock upon the date of grant and vests as to one quarter after one year from grant and with the remainder over 36 equal monthly installments thereafter, so that the option will be fully vested and exercisable four years from the date of grant.
We entered into a severance agreement with Mr. Francomano effective March 27, 2023 (the “Francomano Severance Agreement”) pursuant to which Mr. Francomano may receive additional compensation in the event that Mr. Francomano’s employment was terminated under certain conditions related to a change of control of the Company. See the discussion below under “Potential Payments Upon Termination or Change of Control.” In addition to the payment of severance amounts, the Francomano Severance Agreement also provides that to the extent that any benefit distributable pursuant to the terms of the Francomano Severance Agreement would be subject to the excise tax imposed under Section 4999 of the IRC, then the total payments payable to Mr. Francomano shall be reduced as set forth in the Francomano Severance Agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.
Potential Payments Upon Termination or Change of Control
Angelos M. Stergiou
Potential Payments Made Upon Termination with Cause or Without Good Reason.   The 2019 Stergiou Agreement provides that if Dr. Stergiou’s employment is terminated with cause by us, or by Dr. Stergiou without good reason, we will pay Dr. Stergiou all his accrued benefits, and all other rights and benefits of Dr. Stergiou will terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.
Potential Payments Made Upon Termination Without Cause or for Good Reason.   The 2019 Stergiou Agreement provides that if we terminate Dr. Stergiou’s employment without cause or Dr. Stergiou resigns for good reason, we will pay Dr. Stergiou the following amounts in equal installments over a defined 12 month period: (i) an amount equal to 18 months of his then-current base salary, less standard employment-related withholdings and deductions and (ii) an amount equal to a pro-rated portion of his annual short-term incentive compensation for the year in which his employment terminates, without regard to whether the performance goals with respect to such bonus have been established or met and less standard employment-related withholdings and deductions. In addition, Dr. Stergiou will be entitled, if he so elects, to receive reimbursement for Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) monthly premiums for a specified period of time.
Potential Payments Upon Termination Related to Change in Control.   The 2019 Stergiou Agreement provides that if we terminate Dr. Stergiou’s employment without cause or he resigns for good reason within a one month period prior to or one year following a change in control we will pay him the following amounts in equal installments over a 12 month period: (i) an amount equal to 24 months of his then-current base salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to one and one-half times his target bonus for the year in which his employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related withholdings and deductions. In addition, Dr. Stergiou will be entitled, if he so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time. Furthermore, the vesting of all of his equity awards will immediately vest in full and become exercisable as of the date of termination.
Barbara A. Wood
Potential Payments Made Upon Termination Without Cause or for Good Reason.   Pursuant to the terms of the Wood Severance Agreement, in the event that Ms. Wood’s employment is terminated by us without cause or by Ms. Wood for good reason, we will pay Ms. Wood the following amounts in equal installments over a 12- month period: (i) an amount equal to 12 months of the then-current base salary, less standard employment-related withholdings and deductions, and (ii) an amount equal to a pro-rated portion of Ms. Wood’s annual short-term incentive compensation for the year in which the employment terminates, without regard to whether the performance goals with respect to such bonus have been have been established or met and less standard employment-related withholdings and deductions. In addition, Ms. Wood will be entitled, if she so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.
Potential Payments Upon Termination Related to Change in Control.   The Wood Severance Agreement provides that if we terminate Ms. Wood’s employment without cause or she resigns for good reason within one year following a change in control we will pay her the following amounts in equal installments over a 18 month period: (i) an amount equal to 18 months of her then-current base salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to her target bonus for the year in which her employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related with holdings and deductions. In addition, Ms. Wood will be entitled, if she so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.
Robert Francomano
Potential Payments Made Upon Termination Without Cause or for Good Reason.   Pursuant to the terms of the Francomano Severance Agreement, in the event that Mr. Francomano’s employment is terminated by us without cause or by Mr. Francomano for good reason, we will pay Mr. Francomano the following amounts in equal installments over a 9- month period: (i) an amount equal to 9 months of the then-current base salary, less standard employment-related withholdings and deductions, and (ii) an amount equal to a pro-rated portion of Mr. Francomano’s annual short-term incentive compensation for the year in which the employment terminates, without regard to whether the performance goals with respect to such bonus have been have been established or met and less standard employment-related withholdings and deductions. In addition, Mr. Francomano will be entitled, if he so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.
Potential Payments Upon Termination Related to Change in Control.   The Francomano Severance Agreement provides that if we terminate Mr. Francomano’s employment without cause or he resigns for good reason within one year following a change in control we will pay him the following amounts in equal installments over a 12-month period: (i) an amount equal to 12 months of his then-current base salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to his target bonus for the year in which his employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related with holdings and deductions. In addition, Mr. Francomano will be entitled, if he so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.
Outstanding Equity Awards At 2022 Fiscal Year-End
The following table discloses certain information regarding all outstanding equity awards at fiscal year-end for each of the officers named in the Summary Compensation Table.
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Angelos M. Stergiou	3/13/2018	1,900	—	$262.00	3/13/2028	—	—
	3/18/2019	7,969	531	$69.00	3/18/2029	—	—
	3/12/2020	48,125	21,875	$1.89	3/12/2030	—	—
	3/12/2020	—	—	$—	—	95,000	$224,200
	3/4/2021	51,844	66,656	$8.00	3/4/2031	—	—
	3/4/2021	—	—	$—	—	9,875	$23,305
	1/31/2022	—	165,000	$5.34	1/31/2032	—	—
	1/31/2022	—	—	$—	—	33,000	$77,880
Robert Francomano	3/14/2022	—	100,000	$5.23	3/14/2032	—	—
Barbara A. Wood	3/13/2018	1,000	—	$255.00	3/14/2028	—	—
	3/18/2019	3,094	206	$69.00	3/18/2029	—	—
	3/12/2020	17,188	7,812	$1.89	3/12/2030	—	—
	3/12/2020	—	—	$—	—	35,000	$82,600
	3/4/2021	20,672	26,578	$8.00	3/4/2031	—	—
	3/4/2021	—	—	$—	—	3,937	$9,291
	1/31/2022	—	48,750	$5.34	1/31/2032	—	—
	1/31/2022	—	—	$—	—	9,750	$23,010

(1)
These unvested shares underlying each option grant are scheduled to vest at a rate of one quarter on the first anniversary of the grant date and with the remainder over 36 equal monthly installments.

(2)
The exercise price was determined by using the market price for our common stock at the close of business on the grant date.

(3)
The March 2020 RSUs are scheduled to vest as follows: (i) 50% on meeting the primary endpoint in our Phase 3 REGAL study for GPS and (ii) 50% upon approval by the FDA of a BLA for GPS. The March 2021 RSUs vest 25% on each December 1, commencing December 1, 2021, until fully vested, provided that the Reporting Person remains in service with the Company through each such vesting date. The January 2022 RSUs vest 25% on each December 1, commencing December 1, 2022, until fully vested, provided that the Reporting Person remains in service with the Company through each such vesting date.

(4)
Each RSU entitles the holder thereof to receive one share of our common stock for each RSU granted upon vesting or settlement. The market value is calculated by multiplying $2.36, the closing price of a share of our common stock on December 30, 2022, the last trading day of the year, as reported on Nasdaq, by the number of unvested units.

Pay versus Performance
As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid and our financial performance.
Year(a)	Summary Compensation Table Total for PEO(b)	Compensation Actually Paid To PEO(c)	Average Summary Compensation Table Total for Non-PEO NEOs(d)	Average Compensation Actually Paid to Non-PEO NEOs(e)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(f)	Net Loss (thousands)(g)
2022	$1,952,245	$667,297	$995,219	$514,536	$42.68	$(41,301)
2021	$1,833,917	$1,615,812	$911,937	$935,768	$95.18	$(20,699)

(a)
Dr. Stergiou served as our Principal Executive Officer (“PEO”) in both years presented. For 2022, Ms. Wood and Mr. Francomano served as our other NEOs. For 2021, Ms. Wood and Dragan Cicic, M.D. (Senior Vice President, Clinical Development) served as our other NEOs.

(b)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Dr. Stergiou (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(c)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Stergiou. The amounts are computed in accordance with SEC rules by deducting and adding the following amounts from the “Total” column of the Summary Compensation Table (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP). The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Stergiou during the applicable year.

Year	Reported Summary Comp Table Total for PEO	Reported Value of Equity Awards(1)	Equity Award Adjustments(2)	Compensation Actually Paid to PEO
2022	$1,952,245	$(1,030,260)	$(254,688)	$667,297
2021	$1,833,917	$(985,887)	$767,782	$1,615,812

(1)
The dollar amounts reported are the total value of equity awards for Dr. Stergiou for each corresponding year in the “Option Awards” and “Stock Awards” columns of the Summary Compensation Table.

(2)
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2022	$413,468	$(606,744)	$28,600	$(90,013)	$(254,688)
2021	$666,308	$(46,816)	$31,057	$117,233	$767,782

(d)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation table.

(e)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Company’s non-PEO NEOs, as computed in accordance with SEC rules by deducting and adding the following amounts from the “Total” column of the Summary Compensation Table using the same methodology described above in Note (c)2. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Company’s non-PEO NEOs during the applicable year.
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(1)	Average Equity Award Adjustments(2)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$995,219	$(388,187)	$(92,496)	$514,536
2021	$911,937	$(393,107)	$416,938	$935,768

(1)
The dollar amounts reported are the total value of equity awards for the non-PEO NEOs for each corresponding year in the “Option Awards” and “Stock Awards” columns of the Summary Compensation Table.

(2)
The amounts added (or deducted, if applicable) in calculating the total average equity award adjustments in each applicable year are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2022	$163,465	$(229,926)	$8,450	$(34,484)	$(92,496)
2021	$265,680	$82,467	$12,383	$56,408	$416,938

(f)
Cumulative Total Shareholder Return (“TSR”) measures the cumulative value of $100 invested on the last trading day before the earliest fiscal year in the table, or December 31, 2020, including the reinvestment of dividends, through and including the end of the applicable fiscal year for which TSR is calculated, or December 31, 2021 and December 31, 2022. We did not pay dividends in the periods presented.

(g)
The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Relationship between Compensation Actually Paid and the Company’s Net Loss and Total Shareholder Return
As described in more detail in the section “Narrative Disclosure to Summary Compensation Table,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than milestone-based licensing revenue in the reported years. Consequently, the Company has not historically looked to net income (loss) as a performance measure for our executive compensation program. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. A large component of our executive compensation is equity-based to align compensation with performance, but compensation also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table above.
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Stergiou and the average amount of compensation actually paid to the Company’s non-PEO NEOs is generally aligned with the Company’s net loss for the past two years. Between 2021 and 2022, our net loss increased, and the compensation actually paid for both our PEO and our non-PEO NEOs decreased.

Compensation Actually Paid and Net Loss
Compensation Actually Paid
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$-
-$5,000
-$10,000
-$15,000
-$20,000
-$25,000
-$30,000
-$35,000
-$40,000
-$45,000
Net loss (in thousands)
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Loss (in thousands)

As demonstrated by the following graph, the amount of compensation actually paid to Dr. Stergiou and the average amount of compensation actually paid to the Company’s non-PEO NEOs is generally aligned with the Company’s total shareholder return for the past two years.

Compensation Actually Paid and TSR
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Total Shareholder Return
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Value of Initial Fixed $100 Investment Based on Total Shareholder Return

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2022 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Total ($)(4)
Jane Wasman	104,000	33,701	10,146	147,847
Robert L. Van Nostrand	74,000	33,701	10,146	117,847
John Varian	74,000	33,701	10,146	117,847
David A. Scheinberg	66,000	33,701	10,146	109,847
Katherine Bach Kalin(5)	19,000	51,319	—	70,319

(1)
Represents cash compensation earned or paid for services rendered by each non-employee director for services on our Board or a committee thereof.

(2)
Amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. Each director received 7,125 stock options on January 31, 2022. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)
The amounts reflected in this column represent the aggregate grant date fair value of restricted stock units computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units is based on the closing price of our common stock on the date of grant.

(4)
Dr. Angelos M. Stergiou, our Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director.

(5)
Ms. Kalin joined the Board effective August 13, 2022.

Director Compensation Policy
Non-Employee Director Compensation Policy
Upon the recommendation of the Compensation Committee, the Board adopted a formal Non-Employee Director Compensation Policy, effective as of March 2, 2023.
The Non-Employee Director Compensation Policy provides for the following compensation for our directors:
Compensation Category	Amount
Annual Base Compensation	$40,000
Additional Non-Executive Chair Compensation	$30,000
Additional Committee Chair Compensation:
Audit	$18,000
Compensation	$18,000
Nominations and Governance	$18,000
Science (f/k/a Research & Development)	$18,000
Additional Committee Membership Compensation:
Audit	$8,000
Compensation	$8,000
Nominations and Governance	$8,000
Science	$8,000

The annual cash compensation will be benchmarked annually against that of the Company’s peer group and is subject to adjustment following such review.
The Non-Employee Director Compensation Policy also provides for equity compensation as follows:
Initial Grant:   Each Non-Employee Director who is initially elected or appointed to the Board is entitled to receive a non-qualified stock option in an amount equal to two times the number of stock option equivalents under the most recent annual equity grant (described below) preceding the initial election or appointment. The initial grant will vest in 36 successive equal monthly installments over a three-year period measured from the date of grant.
Annual Grant:   A Non-Employee Director who has been serving as a Non-Employee Director on the Board for at least six months as of the date of the annual equity grants to the Non-Employee Directors shall be automatically granted a non-qualified stock option grant and a restricted stock unit (“RSU”) award. Each annual option grant will vest in full on the earlier of the first anniversary of the date of grant, or the business day prior to the annual meeting of stockholders occurring the year following the year of grant, subject to the Non-Employee Director’s continued service on the Board through such date. The annual RSU award will vest in full on December 1 of the year in which the grant is made, subject to the Non-Employee Director’s continued service on the Board through such date.
The value underlying the annual equity grants will be benchmarked annually against that of the Company’s peer group and is subject to adjustment following such review.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.
Equity Compensation Plan Information as of December 31, 2022
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Previous Columns)
Equity compensation plans approved by security holders
2017 Equity Incentive Plan	21,520	$112.85	—
2019 Equity Incentive Plan Stock	1,273,099	$5.35(1)	640,961
2021 Employee Stock Purchase Plan	—	N/A	274,911
Equity compensation plans not approved by security holders
None	—	—	—
Total	1,294,619	$7.58	915,872

(1)
Represents the weighted average exercise price of outstanding stock options.

Number of Outstanding Awards Under All Plans: As of April 1, 2023, there were 1,661,220 outstanding stock options, which had a weighted average exercise price of $5.92 and a weighted average remaining contractual life of 8.9 years, and there were 444,436 RSU awards outstanding.
Related Person Transactions Policy and Procedures
We have adopted a written Related Person Transactions and SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of

“related persons transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits of the transaction to us and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of six (6) members, classified into three classes as follows: (1) Jane Wasman and Robert Van Nostrand are members of Class I with a term ending at the 2023 Annual Meeting; (2) David A. Scheinberg and Katherine Kalin Bach are members of Class II with a term ending at the 2024 annual meeting; and (3) Angelos M. Stergiou and John Varian are members of Class III with a term ending at the 2025 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our Board of Directors is nominating Jane Wasman and Robert Van Nostrand for election at the 2023 Annual Meeting as Class I directors to serve for terms of three years until his or her death, resignation or removal pursuant to our Bylaws.
Unless authority to vote for these nominees is withheld, the shares represented by proxies solicited by the Board will be voted “FOR” the election of the foregoing Class I directors. In the event that the foregoing nominees become unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person(s) as our Board of Directors may recommend in that respective nominee’s place. We have no reason to believe that the foregoing nominees will be unable or unwilling to serve as directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF JANE WASMAN AND ROBERT VAN NOSTRAND AS CLASS I DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Moss Adams LLP (“Moss Adams”), as our independent registered public accounting firm for the fiscal year ended December 31, 2023 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the 2023 Annual Meeting.
Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2022. Moss Adams has served as our auditors since 2018. Moss Adams does not have and has not had any financial interest, direct or indirect, in our Company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.
Our Audit Committee and our Board believe that the continued retention of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. If this appointment is not ratified at the 2023 Annual Meeting, the Audit Committee intends to reconsider its selection of Moss Adams. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.
Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Representatives of Moss Adams are expected to be present at the 2023 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Our Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit and non-audit fees of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.
“FOR” votes from the majority of the votes cast is required to ratify the appointment of Moss Adams. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of this Proposal 2.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the years ended December 31, 2022 and 2021, by Moss Adams, our independent registered principal accounting firm.
	2022	2021
	(in thousands)
Audit Fees(1)	$416	$403
Audit-related Fees(2)	187	157
Tax Fees(3)	37	37
All Other Fees	—	—
Total Fees	$640	$597

(1)
For the years ended December 31, 2022 and 2021, the aggregate audit fees billed for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

(2)
For the years ended December 31, 2022 and 2021, audit-related fees billed by Moss Adams pertained to services rendered in connection with procedures required for filings with the SEC in conjunction with financing transactions.

(3)
Tax fees consist of fees for tax consultation and compliance services.

All fees described above were pre-approved by the Audit Committee.
We furnished the foregoing disclosure to Moss Adams.
Pre-Approval Procedures
Our Audit Committee pre-approves of audit and non-audit services rendered by our independent registered public accounting firm, Moss Adams. Our Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.
Our Audit Committee has determined that the rendering of services other than audit services by Moss Adams is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF MOSS ADAMS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION, UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3
TO APPROVE AMENDMENT TO THE COMPANY’S 2019 EQUITY INCENTIVE PLAN
Our board of directors is requesting that our stockholders approve the adoption of the amendment of our 2019 Equity Incentive Plan which amendment was approved by our Board of Directors on March 2, 2023, effective upon approval by our stockholders at the 2023 Annual Meeting. If this proposal is approved:
•
the number of shares authorized for issuance of awards under the 2019 Equity Plan will be increased by 3,000,000 shares from 880,194 to an aggregate of 3,880,194 shares of common stock; and

•
the reference to the evergreen provision which expired on January 2, 2023 will be eliminated.

The 2019 Equity Plan was approved by our Board and stockholders in 2019. By its terms, the 2019 Equity Plan may be amended by our Board provided that any amendment that the Board determines requires stockholder approval is subject to receiving such stockholder approval. Approval by our stockholders is required by the listing rules of the Nasdaq Stock Market. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Subject to the approval of our stockholders at the 2023 Annual Meeting, the Board of Directors has amended and restated the 2019 Equity Plan (the “Amended Plan”) to increase the number of shares of our common stock reserved for issuance under the 2019 Equity Plan by 3,000,000 shares and to delete the reference to the evergreen provision which expired on January 2, 2023 from the 2019 Equity Plan. Given the removal of the evergreen provision, the increase in shares reserved for issuance under 2019 Equity Plan is necessary to allow the Company to provide customary levels of equity incentives to employees, including, without limitation, the long-term equity incentive awards that the Compensation Committee has historically granted to all employees on an annual basis.
The Board believes having stock available for grant to be a significant contributing factor to the continued success of the Company by enabling us to attract, motivate and retain directors, officers, employees and advisors who are expected to contribute to our success and achieve our corporate goals, which the Company believes will further align the interests of participants and stockholders.
As of April 1, 2023, there were 1,661,220 outstanding stock options, which had a weighted average exercise price of $5.92 and a weighted average remaining contractual life of 8.9 years, and there were 444,436 RSU awards outstanding. As of April 1, 2023, there were 880,194 shares remaining available for issuance under the 2019 Equity Plan.
If the Amended Plan is not approved by our stockholders, we will continue to use the 2019 Equity Plan in its current form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to the expiration date of the 2019 Equity Plan, we will not be able to continue to offer a long-term incentive program that utilizes equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent and which could only be mitigated through other compensation options such as increasing cash compensation. The inability to offer a long-term incentive program that utilizes equity awards would also make it more difficult for us to align employee interests with those of our stockholders through a program that includes stock ownership.
The compensation committee has considered our historical annual burn rate in granting awards under the 2019 Equity Plan, and believes that our burn rate, determined on this basis, is reasonable for a clinical stage company that is prudently planning for success. We are in a highly competitive marketplace for biotech talent, and we strive to offer competitive equity grants to attract and retain talent. If we lose, or fail to recruit, key employees, our ability to execute on our business strategy could be impaired and stockholder value could decrease. The following table shows our 3-year burn rate history (including new hire awards):

	2022	2021	2020
Adjusted Gross Burn Rate as a % of Outstanding Shares(1)	3.31%	2.37%	4.46%
Adjusted Net Burn Rate as a % of Outstanding Shares(2)	3.10%	2.37%	4.46%

(1)
Adjusted gross burn rate is calculated as the result of (a) shares subject to awards granted during the applicable fiscal year (including new hire awards), divided by (b) the weighted average common shares outstanding during the applicable fiscal year.

(2)
Adjusted net burn rate is calculated as the result of (a) shares subject to awards granted during the applicable fiscal year, minus shares subject to awards that were forfeited, canceled or terminated (other than upon exercise) during the applicable fiscal year, divided by (b) the weighted average common shares outstanding during the applicable fiscal year.

A complete copy of the Amended Plan, as it is proposed to be amended, is attached as Appendix A. The following summary description of the Amended Plan is qualified in its entirety by reference to Appendix A.
Summary of Material Features of the Amended Plan
Eligibility.   The Amended Plan allows us, under the direction of our Board or an authorized committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended Plan. As of April 1, 2023, there were approximately 22 individuals eligible to participate in the 2019 Equity Plan.
Shares Available for Issuance.   As of April 1, 2023, there were 880,194 remaining shares of common stock available for issuance under the 2019 Equity Plan. If this Proposal 3 is approved by our stockholders, the Amended Plan will provide for the issuance of up to 3,000,000 additional shares. The 2019 Equity Plan provides for the issuance of up to 21,520 additional shares if awards outstanding under our 2017 Equity Incentive Plan are cancelled or expire. Generally, shares of common stock reserved for awards under the Amended Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Amended Plan. No more than 80,000,000 shares shall be issued as incentive stock options under the Amended Plan. The number of shares to be granted to any non-employee director in any calendar year is limited such that the aggregate grant date fair value of the equity grant taken together with any cash fees paid by the Company to such non-employee director for services on the Board will not exceed $400,000, except with respect to the calendar year in which a non-employee director is first appointed or elected to the Board of Directors.
Stock Options.   Stock options granted under the Amended Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause. Stock options granted under the Amended Plan will terminate not more than ten years from the date of the grant or at such earlier time as the option agreement may provide.
Restricted Stock Units.   Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Board or an authorized committee. When any applicable restrictions lapse or performance is achieved, the grantee shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the restricted stock unit award vests.
Restricted Stock.   Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares; but he or she may not sell the shares until the restrictions are lifted.
Other Stock-Based Awards.   The Amended Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.
Plan Administration.   In accordance with the terms of the Amended Plan, our Board has authorized our Compensation Committee to administer the Amended Plan. The Compensation Committee may delegate part of its authority and powers under the Amended Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the Amended Plan, our Compensation Committee determines the terms of awards, including:
•
which employees, directors and consultants will be granted awards;

•
the number of shares subject to each award;

•
the vesting provisions of each award;

•
the termination or cancellation provisions applicable to awards; and

•
all other terms and conditions upon which each award may be granted in accordance with the Amended Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Amended Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, when the exercise price or strike price exceeds the fair market value of a share, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.
Stock Dividends and Stock Splits.   If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions.   Upon a merger or other reorganization event, our Board may, in its sole discretion, take any one or more of the following actions pursuant to the Amended Plan, as to some or all outstanding awards:
•
provide that all outstanding options shall be assumed or substituted by the successor corporation;

•
upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•
with respect to stock grants and in lieu of any of the foregoing, the Board or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

In the event that the transaction also constitutes a change of control (as defined in the Amended Plan):
•
all stock rights outstanding on the date of the transaction shall vest in full immediately prior to the change of control, unless such stock rights are to be assumed or substituted by the acquiring or surviving entity in the transaction, in which case such stock rights shall vest in full in the event the participant is terminated without cause within 12 months following the change of control.

Amendment and Termination.   The Amended Plan may be amended by our stockholders. It may also be amended by our Board or an authorized committee, provided that any amendment approved by our Board or an authorized committee which is of a scope that requires stockholder approval as required by (i) the rules of Nasdaq, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval.
In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Board or an authorized committee may not when the exercise price exceeds the fair market value of a share, without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Board or an authorized committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Duration of Plan.   The Amended Plan will expire by its terms on March 2, 2033.
Federal Income Tax Considerations
The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended Plan are exempt from or comply with the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options.   Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.
Non-Qualified Options.   Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.
A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.
An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.
Stock Grants.   With respect to stock grants under the Amended Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Restricted Stock Units.   The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Equity Grant under the 2019 Equity Plan
Since the adoption of the 2019 Equity Plan through April 1, 2023, we have granted the following stock options and restricted stock units under the 2019 Equity Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock.

Name and Position	Number of shares subject to Stock Options	Number of shares subject to Restricted Stock Units
Named Executive Officers	917,000	304,625
All current executive officers as a group	1,055,250	352,100
All current directors who are not executive officers as a group	151,000	20,100
Each director nominee	—	—
Each associate of all directors, nominees and executive officers	—	—
Each person who received 5% of such awards	—	—
All employees who are not executive officers as a group	430,950	121,675
Other than grants to our non-employee directors as described above under “Director Compensation,” the amounts of future awards under the 2019 Equity Plan are not determinable and will be granted at the sole discretion of the Board or authorized committee, including grants to our named executive officers and employees who are not executive officers.
On March 31, 2023, the closing market price per share of our common stock was $1.43, as reported by the Nasdaq Stock Market.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY THE AMENDMENT OF THE 2019 EQUITY PLAN AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT, UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4
TO APPROVE AMENDMENT TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW
PROVISIONS REGARDING OFFICER EXCULPATION
The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain of their officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporate Law (“DGCL”). The Board of Directors has determined that it is advisable to amend our Amended and Restated Certificate of Incorporation, subject to stockholder approval, to provide for the elimination or limitation of personal liability of certain of the Company’s officers for monetary damages in the specific circumstances authorized by Delaware law, and has voted to recommend that the stockholders approve such amendment.
Article V of our Amended and Restated Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain officers for breach of fiduciary duty of care.
The affirmative vote of a majority of our common shares issued and outstanding and entitled to vote at the 2023 Annual Meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation to reflect the new Delaware law provisions regarding officer exculpation.
If the stockholders approve this Proposal 4 at the 2023 Annual Meeting, the Company will file a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SELLAS Life Sciences Group, Inc. in the form attached to this Proxy Statement as Appendix B.
Purpose and Possible Effects of the Proposed Amendment
The proposed amendment would eliminate or limit the personal liability of certain of the Company’s officers for monetary damages for breach of the duty of care in certain actions. The provision would not apply to breaches of the duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The provision also would not eliminate or limit the liability of such officers for claims brought by or in the right of the corporation, such as derivative claims.
The Board of Directors believes that it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. Taking into account the limitations on the types of exculpation permitted, our board of directors believes that the proposed amendment balances stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY THE AMENDMENT, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION, UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5
TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
At our 2019 annual meeting of stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
At the 2022 annual meeting, we sought an advisory “say-on-pay” vote on our Company’s executive compensation program. The 2022 say-on-pay proposal was approved by approximately 72% of the votes cast at the meeting.
Our Compensation Committee and Management are committed to considering and being responsive to stockholder views on executive compensation. We continue to re-evaluate our pay practices and compensation programs with guidance from our independent compensation consultant, Radford. Additionally, during the last twelve months, Dr. Stergiou, as well as other members of management, have periodically held meetings with stockholders and participated in investor conferences which have provided them with the opportunity to understand stockholder views on the status of the Company’s clinical trial programs, financial performance, strategic business plans, corporate governance, executive compensation, and related subjects.
The 2023 say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. We believe that our compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and effective in achieving the overall objectives of our compensation program. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Although there is no “required vote” that would constitute approval for this Proposal 5, non-binding advisory approval of this Proposal 5 requires that the proposal receive “FOR” votes from the holders of a majority of the shares voting online or represented by proxy and entitled to vote on the matter at the 2023 Annual Meeting that cast votes with respect to this Proposal 5. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of this Proposal 5. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2024 annual meeting of stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL, UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS
The Board, at the time of the preparation of this Proxy Statement, knows of no other matters to come before the 2023 Annual Meeting other than that referred to herein. If any other matters should properly come before the 2023 Annual Meeting, the persons acting as proxies will have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors
Barbara A. Wood
Executive Vice President, General Counsel
and Corporate Secretary

APPENDIX A
SELLAS LIFE SCIENCES GROUP, INC.
2023 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
As Proposed to be Amended and Restated on June 20, 2023
1.
DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Sellas Life Sciences Group, Inc. 2023 Amended and Restated Equity Incentive Plan, have the following meanings:
Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.
Affiliate means a corporation or other entity, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.
Board of Directors means the Board of Directors of the Company.
Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
Change of Control means the occurrence of any of the following events:
Ownership.   Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or
Merger/Sale of Assets.   (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or
Change in Board Composition.   A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date of initial adoption of this Plan, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.
Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
Committee means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
Common Stock means shares of the Company’s common stock, $0.0001 par value per share.
Company means Sellas Life Sciences Group, Inc., a Delaware corporation.
Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.
Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
Exchange Act means the United States Securities Exchange Act of 1934, as amended.
Fair Market Value of a Share of Common Stock means:
If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;
If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and
If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.
ISO means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.
Non-Qualified Option means a stock option which is not intended to qualify as an ISO.
Option means an ISO or Non-Qualified Option granted under the Plan.
Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.
Plan means this Sellas Life Sciences Group, Inc. 2023 Amended and Restated Equity Incentive Plan.
Securities Act means the United States Securities Act of 1933, as amended.
Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award, which is not an Option or a Stock Grant.
Stock Grant means a grant by the Company of Shares under the Plan.
Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.
PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.
SHARES SUBJECT TO THE PLAN.

(a)   The number of Shares of Common Stock which may be issued from time to time pursuant to this Plan shall be the aggregate of (A) [•] Shares1, for new awards, which is the sum of (1) 3,000,000 Shares plus (2) [•] Shares2, which is the number of Shares remaining available for grant under the Plan as of June 23, 2023, (B) [•] Shares3 underlying awards outstanding under the Plan as of June 20, 2023, and (C) up to 21,520 Shares that are represented by awards granted under the Company’s 2017 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after June 20, 2023, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan.
(b)   If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a

1
3,000,000 additional shares, plus the number of shares remaining available for grant under the existing 2019 Plan as of the 2023 annual meeting of stockholders on June 20, 2023, including shares that are expected to be forfeited and returned to the existing 2019 Plan by such time. The bracketed number shall not exceed 3,882,694 shares.

2
The number of Shares remaining available for grant under the Plan is 880,194 as of April 1, 2023.

3
The number of shares underlying outstanding awards is 2,105,656 as of April 1, 2023.

Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.
(c)   The maximum number of Shares that may be issued as ISOs under the Plan shall be eighty million (80,000,000).
4.   ADMINISTRATION OF THE PLAN.
The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(a)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b)   Determine which Employees, directors and Consultants shall be granted Stock Rights;
(c)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided however that in no event shall the aggregate grant date fair value of Stock Rights to be granted to any non-employee director under the Plan in any calendar year, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the Board of Directors, exceed four hundred thousand dollars ($400,000), except that the foregoing limitation shall not apply to awards granted to a non-employee director in the calendar year in which the director is first appointed or elected to the Board of Directors;
(d)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares;
(e)   Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;
(f)   Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards in compliance with (d) above; and
(g)   Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of

Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.
5.   ELIGIBILITY FOR PARTICIPATION.
The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.
6.   TERMS AND CONDITIONS OF OPTIONS.
Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)   Non-Qualified Options:   Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:
(i)
Exercise Price:   Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(ii)
Number of Shares:   Each Option Agreement shall state the number of Shares to which it pertains.

(iii)
Vesting:   Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)
Additional Conditions:   Exercise of any Option may be conditioned upon the Participant’s execution of a shareholders agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.
The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.
The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)
Term of Option:   Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)   ISOs:   Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:
(i)
Minimum Standards:   The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)
Exercise Price:   Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)
Term of Option:   For Participants who own:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise:   The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.   TERMS AND CONDITIONS OF STOCK GRANTS.
Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:
(a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;
(b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains;
(c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(d)   Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.
8.   TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.
The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.
9.   PERFORMANCE-BASED AWARDS.
The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.
10.   EXERCISE OF OPTIONS AND ISSUE OF SHARES.
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.
11.
PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
12.
RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.
13.
ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.
(b)   Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.
(c)   The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.
(d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.
(e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.
(f)   Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
15.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:
(a)   All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.
(b)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.
(c)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
17.
EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:
(a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
(b)   If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.
18.
EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
19.
EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.
20.
EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:
(a)   All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.
21.
EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
22.
EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.
23.   PURCHASE FOR INVESTMENT.
Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(a)   The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(b)   At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.
24.   DISSOLUTION OR LIQUIDATION OF THE COMPANY.
Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
25.   ADJUSTMENTS.
Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.
(a)   Stock Dividends and Stock Splits.   If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b)   Corporate Transactions.   If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Stock Rights outstanding on the date of the Corporate Transaction shall vest in full immediately prior to the occurrence of the Change of Control, unless such Stock Rights are to be assumed or continued by the acquiring or surviving entity in the Corporate Transaction as provided above, in which case such Stock Rights shall vest in full in the event the Participant is terminated without cause within 12 months following the occurrence of the Change of Control.
A Stock Right may be subject to additional acceleration of vesting and exercisability upon or after a Change of Control as may be provided in the Agreement for such Stock Right, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company.
(c)   Recapitalization or Reorganization.   In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)   Adjustments to Stock-Based Awards.   Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.
(e)   Modification of Options.   Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).
26.   ISSUANCES OF SECURITIES.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
27.   FRACTIONAL SHARES.
No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
28.   WITHHOLDING.
In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.
29.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
30.   TERMINATION OF THE PLAN.
The Plan will terminate on March 2, 2033, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.
AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not, without shareholder approval, reduce the exercise price of an Option or take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.
32.
EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
33.
SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.
34.
INDEMNITY.

Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
35.
CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.
36.
GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

APPENDIX B
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SELLAS LIFE SCIENCES GROUP, INC.
Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware
SELLAS LIFE SCIENCES GROUP, INC., a corporation duly organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:   Article V of the Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated in its entirety as follows:
“ARTICLE V
Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. All references in this paragraph to an officer shall mean only a person who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of the State of Delaware as if they were nonresidents to apply of § 3114(b) of Title 10 to this sentence).”
SECOND:   This Certificate of Amendment shall become effective as of       , 2023 at 5:00 p.m.
THIRD:   This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment by considered by the stockholders of the Corporation. An annual meeting of the stockholders was held on June 20, 2023, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the        day of       , 2023.
SELLAS LIFE SCIENCES GROUP, INC.
By:

Name:
Barbara A. Wood

Title:
Executive Vice President, General Counsel and Corporate Secretary

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/SLS or scdaenlettheeQQRRccooddeea—ndlocgoinntdroelta#ils are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SLS 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. 1. To elect two (2) Class I directors to serve on our Board of Directors for a three-year term expiring on the date on which our annual meeting of stockholders is held on 2026. + For Withhold 01 - Robert Van Nostrand 02 - Jane Wasman For Against Abstain 2. To ratify the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve an amendment to the Company’s 2019 Equity Incentive Plan (the “2019 Equity Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2019 Equity Plan by 3,000,000 shares and to delete the reference to the evergreen provision which expired on January 2, 2023 from the 2019 Equity Plan. 4. To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 5. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMM C 1234567890 J N T 1 U P X 5 7 4 6 8 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03STUF

The 2023 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. will be held on Tuesday, June 20, 2023 at 8:30 a.m. Eastern Time, virtually via the Internet at meetnow.global/M46V2FV. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SLS q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SELLAS Life Sciences Group, Inc. PROXY FOR 2023 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SELLAS LIFE SCIENCES GROUP, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of SELLAS Life Sciences Group, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2023. The undersigned stockholder hereby also designates Angelos M. Stergiou, M.D., Sc.D. h.c., President and Chief Executive Officer, and Barbara A. Wood, Executive Vice President, General Counsel and Corporate Secretary, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. to be held on Tuesday, June 20, 2023, at 8:30 a.m. Eastern Time, virtually via the Internet and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. 1. To elect two (2) Class I directors to serve on our Board of Directors for a three-year term expiring on the date on which our annual meeting of stockholders is held on 2026. + For Withhold 01 - Robert Van Nostrand 02 - Jane Wasman For Against Abstain 2. To ratify the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve an amendment to the Company’s 2019 Equity Incentive Plan (the “2019 Equity Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2019 Equity Plan by 3,000,000 shares and to delete the reference to the evergreen provision which expired on January 2, 2023 from the 2019 Equity Plan. 4. To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 5. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03STVE 1 U P X 5 7 4 6 8 7 +

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SELLAS Life Sciences Group, Inc. PROXY FOR 2023 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SELLAS LIFE SCIENCES GROUP, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of SELLAS Life Sciences Group, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2023. The undersigned stockholder hereby also designates Angelos M. Stergiou, M.D., Sc.D. h.c., President and Chief Executive Officer, and Barbara A. Wood, Executive Vice President, General Counsel and Corporate Secretary, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. to be held on Tuesday, June 20, 2023, at 8:30 a.m. Eastern Time, virtually via the Internet and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. CONTINUED AND TO BE SIGNED ON REVERSE SIDE